Exhibit 99.2

Sonus Networks Reports 2013 Third Quarter Results

YTD SBC Product Revenue Up 39% over Prior Year

YTD SBC Total Revenue Up 44% over Prior Year

For Immediate Release: October 29, 2013

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in SIP-based communications, today announced results for the third quarter ended September 27, 2013.

Third Quarter 2013 Highlights

•                  Total revenue was $68.1 million

•                  Total SBC revenue, including product, maintenance and services, was $29.3 million

•                  SBC product-only revenue was $21.3 million

•                  Enterprise revenue comprised 28% of total product revenue

•                  Channel sales comprised  27% of total product revenue

•                  GAAP loss per share was $0.01; non-GAAP diluted earnings per share was $0.01

•                  YTD SBC product revenue was $65.3 million, up 39% over prior year

•                  YTD Total SBC revenue was $88.3 million, up 44% over prior year

•                  The Company recently announced industry’s first full-featured, unlimited scale software SBC

Revenue for the third quarter of 2013 was $68.1 million, compared to $69.2 million in the second quarter of 2013 and $57.0 million in the third quarter of 2012.  The GAAP net loss for the third quarter of 2013 was $3.8 million, or $0.01 per share, compared to a GAAP net loss of $4.9 million, or $0.02 per share, in the second quarter of 2013 and a GAAP net loss of $15.6 million, or $0.06 per share, in the third quarter of 2012.  Non-GAAP net income for the third quarter of 2013 was $2.8 million, or $0.01 per diluted share, compared to non-GAAP net income of $3.2 million, or $0.01 per diluted share, in the second quarter of 2013 and a non-GAAP net loss of $6.3 million, or $0.02 per share, in the third quarter of 2012.

2013 Fourth Quarter and Full Year Outlook

The Company’s outlook is based on current indications for its business, which may change during the current quarter.  Gross margin, operating expenses and EPS are presented on a non-GAAP basis.  A reconciliation of the non-GAAP to GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.

Fourth Quarter 2013	Guidance
Total Revenue	$70 to $75 million
SBC Total Revenue	$34 to $38 million
SBC Product Revenue	$27 to $31 million
Gross Margin	64% to 64.5%
Operating Expenses	$39.5 to $40.5 million
Diluted EPS	$0.02
Cash & Investments	$265 to $270 million (before share repurchases)
Basic Shares	274 million
Diluted Shares	277 million

Full Year 2013	Guidance
Total Revenue	$270 to $275 million
SBC Total Revenue	$122 to $126 million
SBC Product Revenue	$92 to $96 million
Gross Margin	63.5%
Operating Expenses	$165 to $166 million
Diluted EPS	$0.02
Basic Shares	280 million
Diluted Shares	283 million

Software-based SBC

On October 9, 2013, the Company announced the Sonus SBC SWe (Software edition), the industry’s first software-based Session Border Controller that delivers unlimited scalability with the same advanced features and functionality of hardware on a virtualized platform.  Sonus is the only vendor on the market with a common, hardened code base across its hardware and software SBC portfolio, providing customers with holistic investment protection.  Scalable from as few as 25 to an unlimited number of sessions, the SBC SWe is feature equivalent to Sonus’ award-winning hardware-based Sonus SBC 5000 Series.  The Sonus SBC SWe addresses service providers’ requirements for network functions virtualization (NFV) and software-defined networking (SDN)-enabled SBC technology to scale Cloud-based delivery platforms.

Quote

“I am pleased with our progress growing revenue, expanding margins, and controlling costs. I am also very pleased with the progress we are making in becoming more strategic with our customers,” said Ray Dolan, president and chief executive officer of Sonus.  Dolan continued, “Sonus is delivering an industry leading roadmap. We strengthened our SBC leadership position with the recent launch of our software-based SBC which gives our customers a seamless migration path to NFV and software defined networking.  Our leadership position was further validated recently by Gartner who recognized Sonus for the second straight year as a Leader in the Gartner Magic Quadrant for SBCs.”

Stock Repurchase Plan

During the third quarter of 2013, the Company repurchased a total of 10.8 million shares (4% of shares outstanding) both through privately negotiated transactions and on the open market.  The shares were repurchased at a weighted average price of $3.44 per share, totaling $37.1 million, in accordance with the stock repurchase plan authorized by the Board of Directors in July 2013.  There were 273.3 million shares of the Company’s common stock, $0.001 par value, outstanding as of September 27, 2013.  Under the terms of the stock repurchase plan, the Company has authorization to repurchase up to an additional $62.9 million of common stock.

Cash & Investments

The Company ended the third quarter of 2013 with $267.5 million in cash and investments, which reflects the cash used for share repurchases during the quarter.   But for the share repurchases, cash and investments in the third quarter would have been $304.8 million, in line with the outlook provided by the Company on July 29, 2013 for the third quarter of 2013, prior to the commencement of the share repurchase program.

Restructuring

In August 2012, the Company initiated a plan to streamline operations and reduce operating costs, including a corporate-wide restructuring plan.  In connection with this initiative, the Company recorded restructuring expense of $2.0 million for severance and related expenses in the third quarter of 2012 and $5.7 million in the fourth quarter of 2012.  The Company recorded restructuring expense of $1.9 million and $1.7 million in the first and second quarters of 2013, respectively, in connection with this initiative, primarily for severance and related costs.  The Company recorded restructuring expense of $1.2 million in the third quarter of 2013 for severance and related costs.  The Company expects to record additional restructuring expense in connection with this initiative of approximately $2 million in the fourth quarter of 2013 for severance and related costs.

Conference call details:

Date: October 29, 2013

Time: 4:45 p.m. (EDT)

Dial-in number: 800 755 1805

International Callers: +1 212 231 2930

Replay information:

A telephone playback of the call will be available following the conference call until November 12, 2013 and can be accessed by calling 800 633 8284 or +1 402 977 9140 for international callers. The reservation number for the replay is 21676159. A webcast replay of the conference call will also be available shortly following the conference call on the Company’s Investor Relations website in the Events & Presentations — Archived Events section.

Tags:

Sonus Networks, Sonus, SONS, 2013 third quarter, earnings, results, IP-based network solutions, SBC, SBC 1000, SBC 2000, SBC 5100, SBC 5200, SBC 9000, SWe, software edition, software SBC, session border controller, VX series, session management, SIP trunking, Cloud VoIP communications, unified communications, UC, VoIP, IP, TDM.

About Sonus Networks

Sonus helps the world’s leading communications service providers and enterprises embrace the next generation of SIP-based solutions including VoIP, video and Unified Communications through secure, reliable and scalable IP networks.  With customers around the globe and over 15 years of experience transforming networks to IP, Sonus has enabled service providers to capture and retain users and both service providers and enterprises to generate significant ROI.  Sonus products include session border controllers, policy/routing servers, subscriber feature servers and media and signaling gateways.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Examples of forward-looking statements include, but are not limited to, statements in the section “2013 Fourth Quarter and Full Year Outlook” and other statements regarding the following: plans, expectations, objectives, outlook, goals, strategies, future events or performance, trends, customer growth, operational performance and costs, liquidity and financial positions, estimated expenditures and investments, estimated purchases under the Company’s stock repurchase plan other statements that are other than statements of historical facts.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  They are neither statements of historical fact nor guarantees or assurances of future performance.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring activities; our ability to realize benefits from acquisitions; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  We therefore caution you against relying on any of these forward-looking statements, which speak only as of the date made.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations we mean the ongoing results of the business excluding certain costs, including, but not limited to: stock-based compensation, restructuring, write-off of prepaid royalties, write-off of intangible assets, acquisition-related costs, amortization of intangible assets and depreciation expense related to the fair value write-up of acquired property and equipment.  We also consider the use of non-GAAP earnings per share helpful in assessing the performance of the continuing operations of our business.  While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

In the second quarter of 2013 we recorded $0.6 million of expense for the write-off of an intellectual property intangible asset which we determined was impaired as of June 28, 2013.  We believe that excluding the impairment of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

As part of the assessment of the assets acquired and liabilities assumed in connection with the NET acquisition, we were required to increase the aggregate fair value of acquired property and equipment by $2.0 million.  The acquired property and equipment is being depreciated over a weighted average useful life of approximately 2.5 years.  We believe that excluding the incremental depreciation expense resulting from the fair value write-up of this acquired property and equipment in 2012 facilitates the comparison of our operating results to our historical results and to other companies in our industry.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We recorded $1.9 million, $1.7 million and $1.2 million of restructuring expense in the first, second and third quarters of 2013, respectively, and $2.0 million of restructuring expense in the third quarter of 2012.  We believe that excluding restructuring expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information:

Patti Leahy

978-614-8440

pleahy@sonusnet.com

#                    #                    #

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	September 27, 2013	June 28, 2013	September 28, 2012
Revenue:
Product	$40,712	$42,939	$33,520
Service	27,387	26,254	23,529
Total revenue	68,099	69,193	57,049

Cost of revenue:
Product	15,415	13,534	11,768
Service	10,420	11,651	12,839
Total cost of revenue	25,835	25,185	24,607

Gross profit	42,264	44,008	32,442

Gross margin:
Product	62.1%	68.5%	64.9%
Service	62.0%	55.6%	45.4%
Total gross margin	62.1%	63.6%	56.9%

Operating expenses:
Research and development	16,566	18,019	15,612
Sales and marketing	18,291	19,191	17,613
General and administrative	9,178	9,733	7,939
Acquisition-related	—	—	4,090
Restructuring	1,140	1,698	1,992
Total operating expenses	45,175	48,641	47,246

Loss from operations	(2,911)	(4,633)	(14,804)
Interest income, net	61	90	20
Other income (expense), net	(1)	3	(2)

Loss before income taxes	(2,851)	(4,540)	(14,786)
Income tax provision	(922)	(330)	(833)

Net loss	$(3,773)	$(4,870)	$(15,619)

Loss per share:
Basic	$(0.01)	$(0.02)	$(0.06)
Diluted	$(0.01)	$(0.02)	$(0.06)

Shares used to compute loss per share:
Basic	279,209	282,389	280,145
Diluted	279,209	282,389	280,145

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended
	September 27, 2013	September 28, 2012
Revenue:
Product	$121,447	$107,517
Service	79,133	71,481
Total revenue	200,580	178,998

Cost of revenue:
Product	42,844	31,988
Service	33,662	40,019
Total cost of revenue	76,506	72,007

Gross profit	124,074	106,991

Gross margin:
Product	64.7%	70.2%
Service	57.5%	44.0%
Total gross margin	61.9%	59.8%

Operating expenses:
Research and development	52,086	51,094
Sales and marketing	58,596	56,339
General and administrative	29,621	25,302
Acquisition-related	—	5,057
Restructuring	4,787	1,992
Total operating expenses	145,090	139,784

Loss from operations	(21,016)	(32,793)
Interest income, net	289	457
Other income (expense), net	2	(2)

Loss before income taxes	(20,725)	(32,338)
Income tax provision	(1,666)	(1,444)

Net loss	$(22,391)	$(33,782)

Loss per share:
Basic	$(0.08)	$(0.12)
Diluted	$(0.08)	$(0.12)

Shares used to compute loss per share:
Basic	281,041	279,854
Diluted	281,041	279,854

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 27, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$72,385	$88,004
Marketable securities	128,177	161,905
Accounts receivable, net	52,479	68,728
Inventory	22,058	25,614
Deferred income taxes	632	686
Other current assets	14,450	16,520
Total current assets	290,181	361,457

Property and equipment, net	18,756	23,767
Intangible assets, net	11,177	15,237
Goodwill	32,379	32,379
Investments	66,889	29,698
Deferred income taxes	954	1,011
Other assets	7,616	7,191
	$427,952	$470,740

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,001	$10,643
Accrued expenses	25,967	26,212
Current portion of deferred revenue	36,556	37,094
Current portion of long-term liabilities	572	763
Total current liabilities	79,096	74,712

Deferred revenue	10,322	11,647
Deferred income taxes	790	249
Convertible subordinated note	2,380	2,380
Other long-term liabilities	4,689	5,706
Total liabilities	97,277	94,694

Commitments and contingencies

Stockholders equity:
Common stock	273	281
Additional paid-in capital	1,299,029	1,321,385
Accumulated deficit	(974,764)	(952,373)
Accumulated other comprehensive income	6,137	6,753
Total stockholders’ equity	330,675	376,046
	$427,952	$470,740

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended
	September 27,	September 28,
	2013	2012
Cash flows from operating activities:
Net loss	$(22,391)	$(33,782)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	9,591	9,081
Amortization of intangible assets	3,460	904
Impairment of intangible assets	600	—
Stock-based compensation	13,137	6,540
Loss on disposal of property and equipment	23	23
Deferred income taxes	541	—
Changes in operating assets and liabilities:
Accounts receivable	15,744	13,020
Inventory	3,294	(3,868)
Other operating assets	5,126	(4,998)
Accounts payable	5,134	(1,753)
Accrued expenses and other long-term liabilities	(2,061)	(3,625)
Deferred revenue	(1,664)	(9,624)
Net cash provided by (used in) operating activities	30,534	(28,082)

Cash flows from investing activities:
Purchases of property and equipment	(4,498)	(7,792)
Business acquisition, net of cash acquired	—	(35,508)
Purchases of marketable securities	(182,534)	(139,917)
Sale/maturities of marketable securities	175,887	200,380
Net cash (used in) provided by investing activities	(11,145)	17,163

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	1,888	1,693
Proceeds from exercise of stock options	2,393	151
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,240)	(169)
Repurchase of common stock	(37,340)	—
Principal payments of capital lease obligations	(91)	(87)
Settlement of redeemable convertible subordinated debentures	—	(23,704)
Net cash used in financing activities	(34,390)	(22,116)

Effect of exchange rate changes on cash and cash equivalents	(618)	192

Net decrease in cash and cash equivalents	(15,619)	(32,843)
Cash and cash equivalents, beginning of year	88,004	105,451
Cash and cash equivalents, end of period	$72,385	$72,608

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, impairment of intangible assets and depreciation expense on the fair value write-up of acquired property and equipment included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	September 27,	June 28,	September 28,
	2013	2013	2012
Stock-based compensation
Cost of revenue - product	$46	$30	$41
Cost of revenue - service	299	252	211
Cost of revenue	345	282	252

Research and development expense	903	820	524
Sales and marketing expense	1,313	1,219	500
General and administrative expense	1,812	2,219	1,124
Operating expense	4,028	4,258	2,148

Total stock-based compensation	$4,373	$4,540	$2,400

Amortization of intangible assets
Cost of revenue - product	$561	$560	$428

Research and development	—	100	100
Sales and marketing	526	526	176
Operating expense	526	626	276

Total amortization of intangible assets	$1,087	$1,186	$704

Impairment of intangible assets
Research and development	$—	$600	$—

Depreciation expense - fair value write-up of acquired property and equipment
Cost of revenue - product	$—	$—	$11
Cost of revenue - service	—	—	22
Cost of revenue	—	—	33

Research and development expense	—	—	89
Sales and marketing expense	—	—	19
General and administrative expense	—	—	24
Operating expense	—	—	132

Total depreciation expense - fair value write-up of acquired property and equipment	$—	$—	$165

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, impairment of intangible assets and depreciation expense on the fair value write-up of acquired property and equipment included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Nine months ended
	September 27,	September 28,
	2013	2012
Stock-based compensation
Cost of revenue - product	$128	$130
Cost of revenue - service	761	595
Cost of revenue	889	725

Research and development expense	2,402	1,773
Sales and marketing expense	3,631	1,458
General and administrative expense	6,215	2,584
Operating expense	12,248	5,815

Total stock-based compensation	$13,137	$6,540

Amortization of intangible assets
Cost of revenue - product	$1,682	$428

Research and development	200	300
Sales and marketing	1,578	176
Operating expense	1,778	476

Total amortization of intangible assets	$3,460	$904

Impairment of intangible assets
Research and development	$600	$—

Depreciation expense - fair value write-up of acquired property and equipment
Cost of revenue - product	$—	$11
Cost of revenue - service	—	22
Cost of revenue	—	33

Research and development expense	—	89
Sales and marketing expense	—	19
General and administrative expense	—	24
Operating expense	—	132

Total depreciation expense - fair value write-up of acquired property and equipment	$—	$165

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	September 27, 2013	June 28, 2013	September 28, 2012

GAAP gross margin - product	62.1%	68.5%	64.9%
Stock-based compensation expense	0.1%	0.1%	0.1%
Amortization of intangible assets	1.4%	1.3%	1.3%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.0%	0.0%
Non-GAAP gross margin - product	63.6%	69.9%	66.3%

GAAP gross margin - service	62.0%	55.6%	45.4%
Stock-based compensation expense	1.0%	1.0%	0.9%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.0%	0.1%
Non-GAAP gross margin - service	63.0%	56.6%	46.4%

GAAP total gross margin	62.1%	63.6%	56.9%
Stock-based compensation expense % of revenue	0.5%	0.4%	0.4%
Amortization of intangible assets % of revenue	0.8%	0.8%	0.8%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.0%	0.0%
Non-GAAP total gross margin	63.4%	64.8%	58.1%

GAAP total gross profit	$42,264	$44,008	$32,442
Stock-based compensation expense	345	282	252
Amortization of intangible assets	561	560	428
Depreciation expense - fair value write-up of acquired property and equipment	—	—	33
Non-GAAP total gross profit	$43,170	$44,850	$33,155

GAAP research and development expense	$16,566	$18,019	$15,612
Stock-based compensation expense	(903)	(820)	(524)
Amortization of intangible assets	—	(100)	(100)
Impairment of intangible assets	—	(600)	—
Depreciation expense - fair value write-up of acquired property and equipment	—	—	(89)
Non-GAAP research and development expense	$15,663	$16,499	$14,899

GAAP sales and marketing expense	$18,291	$19,191	$17,613
Stock-based compensation expense	(1,313)	(1,219)	(500)
Amortization of intangible assets	(526)	(526)	(176)
Depreciation expense - fair value write-up of acquired property and equipment	—	—	(19)
Non-GAAP sales and marketing expense	$16,452	$17,446	$16,918

GAAP general and administrative expense	$9,178	$9,733	$7,939
Stock-based compensation expense	(1,812)	(2,219)	(1,124)
Depreciation expense - fair value write-up of acquired property and equipment	—	—	(24)
Non-GAAP general and administrative expense	$7,366	$7,514	$6,791

GAAP operating expenses	$45,175	$48,641	$47,246
Stock-based compensation expense	(4,028)	(4,258)	(2,148)
Amortization of intangible assets	(526)	(626)	(276)
Impairment of intangible assets	—	(600)	—
Depreciation expense - fair value write-up of acquired property and equipment	—	—	(132)
Acquisition-related expense	—	—	(4,090)
Restructuring	(1,140)	(1,698)	(1,992)
Non-GAAP operating expenses	$39,481	$41,459	$38,608

GAAP loss from operations	$(2,911)	$(4,633)	$(14,804)
Stock-based compensation expense	4,373	4,540	2,400
Amortization of intangible assets	1,087	1,186	704
Impairment of intangible assets	—	600	—
Depreciation expense - fair value write-up of acquired property and equipment	—	—	165
Acquisition-related expense	—	—	4,090
Restructuring	1,140	1,698	1,992
Non-GAAP (loss) income from operations	$3,689	$3,391	$(5,453)

GAAP net loss	$(3,773)	$(4,870)	$(15,619)
Stock-based compensation expense	4,373	4,540	2,400
Amortization of intangible assets	1,087	1,186	704
Impairment of intangible assets	—	600	—
Depreciation expense - fair value write-up of acquired property and equipment	—	—	165
Acquisition-related expense	—	—	4,090
Restructuring	1,140	1,698	1,992
Non-GAAP net income (loss)	$2,827	$3,154	$(6,268)

Diluted earnings per share or (loss) per share
GAAP	$(0.01)	$(0.02)	$(0.06)
Non-GAAP	$0.01	$0.01	$(0.02)

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute (loss) per share	279,209	282,389	280,145
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	282,517	284,298	280,145

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended
	September 27, 2013	September 28, 2012

GAAP gross margin - product	64.7%	70.2%
Stock-based compensation expense	0.1%	0.1%
Amortization of intangible assets	1.4%	0.5%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.0%
Non-GAAP gross margin - product	66.2%	70.8%

GAAP gross margin - service	57.5%	44.0%
Stock-based compensation expense	0.9%	0.9%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.0%
Non-GAAP gross margin - service	58.4%	44.9%

GAAP total gross margin	61.9%	59.8%
Stock-based compensation expense % of revenue	0.4%	0.4%
Amortization of intangible assets % of revenue	0.8%	0.2%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.0%
Non-GAAP total gross margin	63.1%	60.4%

GAAP total gross profit	$124,074	$106,991
Stock-based compensation expense	889	725
Amortization of intangible assets	1,682	428
Depreciation expense - fair value write-up of acquired property and equipment	—	33
Non-GAAP total gross profit	$126,645	$108,177

GAAP research and development expense	$52,086	$51,094
Stock-based compensation expense	(2,402)	(1,773)
Amortization of intangible assets	(200)	(300)
Impairment of intangible assets	(600)	—
Depreciation expense - fair value write-up of acquired property and equipment	—	(89)
Non-GAAP research and development expense	$48,884	$48,932

GAAP sales and marketing expense	$58,596	$56,339
Stock-based compensation expense	(3,631)	(1,458)
Amortization of intangible assets	(1,578)	(176)
Depreciation expense - fair value write-up of acquired property and equipment	—	(19)
Non-GAAP sales and marketing expense	$53,387	$54,686

GAAP general and administrative expense	$29,621	$25,302
Stock-based compensation expense	(6,215)	(2,584)
Depreciation expense - fair value write-up of acquired property and equipment	—	(24)
Non-GAAP general and administrative expense	$23,406	$22,694

GAAP operating expenses	$145,090	$139,784
Stock-based compensation expense	(12,248)	(5,815)
Amortization of intangible assets	(1,778)	(476)
Impairment of intangible assets	(600)	—
Depreciation expense - fair value write-up of acquired property and equipment	—	(132)
Acquisition-related expense	—	(5,057)
Restructuring	(4,787)	(1,992)
Non-GAAP operating expenses	$125,677	$126,312

GAAP loss from operations	$(21,016)	$(32,793)
Stock-based compensation expense	13,137	6,540
Amortization of intangible assets	3,460	904
Impairment of intangible assets	600	—
Depreciation expense - fair value write-up of acquired property and equipment	—	165
Acquisition-related expense	—	5,057
Restructuring	4,787	1,992
Non-GAAP (loss) income from operations	$968	$(18,135)

GAAP net loss	$(22,391)	$(33,782)
Stock-based compensation expense	13,137	6,540
Amortization of intangible assets	3,460	904
Impairment of intangible assets	600	—
Depreciation expense - fair value write-up of acquired property and equipment	—	165
Acquisition-related expense	—	5,057
Restructuring	4,787	1,992
Non-GAAP net income (loss)	$(407)	$(19,124)

Diluted earnings per share or (loss) per share
GAAP	$(0.08)	$(0.12)
Non-GAAP	$—	$(0.07)

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute (loss) per share	281,041	279,854
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	281,041	279,854

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(in millions, except percentages and per share amounts)

(unaudited)

	Three months ended December 31, 2013		Year ended December 31, 2013
	Range		Range

Revenue	$70	$75	$270	$275

Gross margin
GAAP outlook	62.8%	63.2%	62.2%	62.3%
Stock-based compensation	0.4%	0.4%	0.4%	0.4%
Amortization of intangible assets	0.8%	0.9%	0.9%	0.8%
Non-GAAP outlook	64.0%	64.5%	63.5%	63.5%

Operating expenses
GAAP outlook	$46.3	$47.3	$191.2	$192.2
Stock-based compensation	(4.3)	(4.3)	(16.5)	(16.5)
Amortization of intangible assets	(0.5)	(0.5)	(2.3)	(2.3)
Impairment of intangible assets	—	—	(0.6)	(0.6)
Restructuring	(2.0)	(2.0)	(6.8)	(6.8)
Non-GAAP outlook	$39.5	$40.5	$165.0	$166.0

Earnings (loss) per share
GAAP outlook	$(0.01)	$(0.01)	$(0.09)	$(0.09)
Stock-based compensation expense	0.02	0.02	0.06	0.06
Amortization of intangible assets	*	*	0.02	0.02
Impairment of intangible assets	—	—	*	*
Restructuring	0.01	0.01	0.03	0.03
Non-GAAP outlook	$0.02	$0.02	$0.02	$0.02

*  Less than $0.01 impact on earnings per share.